UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 30, 2005

INTERNAP NETWORK SERVICES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27265	91-2145721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Williams Street, Atlanta, Georgia	30303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(404) 302-9700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

On September 30, 2005, Internap Network Services Corporation (the “Company”) and Silicon Valley Bank entered into an Amendment to Loan Documents dated as of September 28, 2005 (“Amendment”), which amends the Company’s credit facility with Silicon Valley Bank. The Amendment extends the maturity date of the existing $15.0 million revolving credit facility, of which no amount was outstanding as of the date of the Amendment, from September 29, 2005 to December 28, 2005. The Amendment also reduces the minimum aggregate amount in accounts that must be maintained by the Company at Silicon Valley Bank, SVB Management and SVB Securities from $40,000,000 to $30,000,000 in order for the loans under such revolving credit facility to be available to the Company in the amount of $15.0 million rather than subject to a possible lesser amount as set forth in the Loan and Security Agreement dated October 21, 2002, as amended.

There is no material relationship between Silicon Valley Bank or its affiliates and the Company or its affiliates other than as parties to the credit facility.

A copy of the Amendment to Loan Documents is attached as Exhibit 10.1.

Item 9.01          Financial Statements and Exhibits

(c)	Exhibits

10.1	Amendment to Loan Documents dated as of September 28, 2005 between Internap Network Services and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION (Registrant) By: /s/ David Buckel Name: David Buckel Title: Vice President and Chief Financial Office

Date: October 11, 2005

Exhibit Index

10.1	Amendment to Loan Documents dated as of September 28, 2005 between Internap Network Services and Silicon Valley Bank.